UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2024
BioLife Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3303 Monte Villa Parkway,
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (425) 402-1400

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	BLFS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Stock Purchase Agreement for CBS Divestiture

On November 14, 2024, BioLife Solutions, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), by and among the Company, Standex International Corporation, a Delaware corporation (“Buyer”), and Arctic Solutions, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (doing business as Custom Biogenic Systems, or “CBS”), for the sale by the Company of all of the issued and outstanding shares of common stock (the “Shares”) of CBS to Buyer for an aggregate purchase price of approximately $6.1 million (subject to adjustment as set forth in the Purchase Agreement) (the “Transaction”). Following the execution of the Purchase Agreement, the Transaction was consummated on November 14, 2024 (the “Closing Date”).

The Purchase Agreement contains customary representations, warranties, covenants and indemnities of the parties thereto, including customary covenants that prevent the Company from competing with CBS, soliciting its employees or interfering with its business relationships for two years after the Closing Date. In connection with the closing of the Transaction, the Company also incurred $2.0 million in compensation expenses associated with the acceleration of unvested shares for all former employees of the Company that remained with CBS upon the closing of the Transaction. The Company was required to repay approximately $1.5 million of outstanding indebtedness of CBS.

In addition, upon the closing of the Transaction, the Company and CBS entered into a transition services agreement, pursuant to which the Company will provide certain transition services to CBS following the Closing Date.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. In particular, the representations, warranties and covenants set forth in the Purchase Agreement (i) were made solely for purposes of the Purchase Agreement and the Transaction and solely for the benefit of the contracting parties (except with respect to the rights of specific third parties enumerated in the Purchase Agreement), (ii) may be subject to limitations agreed upon by the contracting parties, including certain disclosure schedules, (iii) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (iv) were made only as of the Closing Date, and (v) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties.

Item 2.01    Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Purchase Agreement and Transaction is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(b) Pro forma financial information.
The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Transaction and related notes thereto are attached as Exhibit 99.1 and incorporated herein by reference.
(d) Exhibits

Exhibit No.	Description
2.1*	Stock Purchase Agreement, dated November 14, 2024, by and between BioLife Solutions, Inc. and Standex International Corporation.
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of BioLife Solutions, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: November 20, 2024	By:	/s/ Troy Wichterman
Name: Troy Wichterman
Title: Chief Financial Officer